Exhibit 10.2
SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT (this “Agreement”), dated as of July 26, 2018, is made by Rokk3r Labs LLC, a Florida limited liability company (the “Pledgor”) and Rokk3r Inc., a Nevada corporation (the “Target Company”) in favor of 10X Capital Management Limited (the “Pledgee”).

WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated July 26, 2018, by and among the Pledgor, the Target Company and the Pledgee (the “Purchase Agreement”), the Target Company has agreed to issue up to 4,687,500 shares of its Series B Convertible Preferred Stock (the “Preferred Stock”) to the Pledgee; 3,906,250 Preferred Stock in exchange for consideration of $2,500,000 (the “Investment Amount”), and up to an additional 781,250 shares of Preferred Stock in exchange for additional consideration.  In the event there is a Final Closing (as defined in the Stock Purchase Agreement), the term “Investment Amount” shall mean the consideration of $2,500,000 under the Initial Closing and Monthly Closings (each as defined in the Stock Purchase Agreement) plus the additional consideration for Final Closing.

WHEREAS, to secure the Pledgor’s and Target Company’s obligations pursuant to the terms of the Purchase Agreement, and to secure the Target Company’s obligations under the Certificate of Designation with respect to the Preferred Stock issued to the Pledgee, the Pledgor has agreed to enter into this Agreement and make a pledge of the Pledged Collateral (as hereinafter defined).

NOW, THEREFORE, in consideration of the promises set forth in the Purchase Agreement and herein and in order to induce the Pledgee to purchase Preferred Stock from the Issuer pursuant to the Purchase Agreement and pursuant to the terms of the Certificate of Designation, the Pledgor hereby agrees as follows:

1. Pledge.  As collateral security for the payment, performance and observance of all present and future obligations of the Target Company under this Agreement, the Purchase Agreement and the Certificate of Designation (the “Obligations”), the Pledgor hereby pledges, assigns and grants to the Pledgee a first priority security interest in the Portfolio Investments as defined in the Stock Purchase Agreement and as described in paragraph 2 below (collectively, the “Pledged Collateral”).

2. Description of Pledged Collateral.

(a) The Pledged Collateral is described as follows and on any separate schedules at any time furnished by the Pledgor to the Pledgee (which schedules are hereby deemed part of this Agreement):

(i) all right, title and interest of the Pledgor in the Portfolio Investments (as defined in the Purchase Agreement) and any additional such right, title and interest of the Pledgor in the Portfolio Investments (“Pledged Equity Interests”);

(ii) all right, title and interest of Pledgor in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in the Pledged Equity Interests, and all monies due or to become due and payable to the Pledgor in connection with the Pledged Equity Interests or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate, instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation);

(iii) all of the Pledgor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under each Portfolio Company’s organizational documents (“Organizational Documents”) or at law or otherwise in respect of the Pledged Equity Interests;

(iv) all of the Pledgor’s rights under the Organizational Documents or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the Pledged Equity Interests, including any power to terminate, cancel or modify the Organizational Documents, to execute any instruments and to take any and all other action on behalf of and in the name of the Pledgor in respect of any Pledged Equity Interests to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(v) all proceeds of every kind and nature, including proceeds of proceeds, of any and all of the Pledged Equity Interests (including, without limitation, proceeds which constitute property of the type described above) and to the extent not otherwise included, all money and cash.

Subject to paragraph 18 hereof, the Pledgor shall take such actions necessary or appropriate to ensure that the Aggregate Value (as hereinafter defined) of the Pledged Collateral shall at all times be an amount that is equal to or greater than three (3) times the Investment Amount. To avoid any doubt, the Aggregate Value of the Pledged Collateral will increase at each Monthly Closing and in the event there is a Final Closing.

(b) In case, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Equity Interests, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Pledged Equity Interests, and in case any sum shall be paid on account of any of the Pledged Equity Interests, such sum shall be paid over to the Pledgor, and Pledgor shall promptly replace such Pledged Equity Interests with a pledge of a first priority security interest in one or more Reserve Equity Interests (as hereinafter defined) that have an Aggregate Value (as hereinafter defined) equal to or greater than the Pledged Equity Interest that has been dissolved or liquidated; provided, however, (i) no replacement collateral shall be required unless the Aggregate Value of the then-remaining Pledged Equity Interests decreases below an amount that is equal to three (3) times the Investment Amount and (ii) any such Reserve Equity Interests used as replacement collateral shall be subject to the Pledgee’s prior approval (not to be unreasonably withheld or delayed).  The term “Reserve Equity Interests” shall mean the equity interests described in Schedule 2. The term “Aggregate Value” shall mean the value for each Reserve Equity Interest set forth on Schedule 2. In case any dividend or distribution shall be declared on any of the Pledged Equity Interests, or any equity interests or fractions thereof shall be issued pursuant to any split involving any of the Pledged Equity Interests, or any distribution of capital shall be made on any of the Pledged Equity Interests, or shares, obligations or other property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another entity, the shares, obligations or other property so distributed shall be delivered to the Target Company and Pledgor and Target Company shall, at their option, (i) add such dividend or distribution to the Pledged Collateral or (ii) pledge a first priority security interest in one or more Reserve Equity Interests that have an Aggregate Value equal to or greater than the value of such dividend or distribution.

3. Delivery of Certificates, Instruments, Etc.

(a) The Pledgor shall deliver to the Pledgee any and all original certificates or instruments, in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, and other documents evidencing or representing the initial Pledged Collateral, concurrently with the execution and delivery of this Agreement and the original certificates, instruments or other documents, if any, evidencing or representing all other Pledged Collateral within ten days after the Pledgor’s receipt thereof.

(b) At the option of the Pledgee, all Pledged Equity Interests which are certificated securities, if any, shall be in bearer form or, if in registered form, shall be issued in the name of the Pledgee or endorsed to the Pledgee or in blank.

(c) If any Pledged Equity Interests are “uncertificated securities” within the meaning of the Uniform Commercial Code, as in effect from time to time in the State of New York (the “UCC”) or are otherwise not evidenced by any certificate or instrument, Pledgor will promptly notify the Pledgee thereof and will promptly take and cause to be taken, and will use its best efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the UCC and any other applicable law, to enable the Pledgee to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the UCC) of such uncertificated securities and as may be otherwise necessary or deemed appropriate by the Pledgee to perfect the security interest of the Pledgee therein.

(d) The Pledgor hereby irrevocably hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Pledgee may determine, in its sole discretion, as necessary or advisable to perfect or otherwise protect the security interest granted to the Pledgee herein and hereby specifically ratifies all such actions previously taken by the Pledgee.  The Pledgor also authorizes the Pledgee to take any and all actions required by applicable laws in connection with any of the foregoing.  The Pledgor shall provide the Pledgee with any information the Pledgee shall reasonably request in connection with any of the foregoing.

4. Representations, Warranties and Covenants of the Pledgor.  The Pledgor hereby represents, warrants and covenants that:

(a) Pledged Equity Interests.  Set forth on Schedule 1 is a complete and accurate list and description of all Pledged Equity Interests which are, and all other Pledged Equity Interests hereafter delivered to the Pledgee will be, owned by the Pledgor free and clear of all adverse claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, except in favor of the Pledgee.  Other than as contemplated hereby and as provided for in Schedule 1, the Pledged Equity Interests are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any person.

(b) Location of Pledgor.  As of the date hereof, the address of Pledgor’s principal residence is set forth below his signature hereto, and Pledgor will not change said address without the prior written consent of the Pledgee.

(c) Sale or Other Disposition of Pledged Collateral.  The Pledgor will not assign (by operation of law or otherwise), sell, lease, transfer, pledge or grant a security interest in or otherwise dispose of or abandon, nor will the Pledgor suffer or permit any of the same to occur with respect to, any Pledged Collateral, (each, a “Transfer”) and the inclusion of “proceeds” of the Pledged Collateral under the security interest granted herein shall not be deemed a consent by the Pledgee to any sale or other disposition of any Pledged Collateral provided, however, the Pledgor may Transfer any of its interests in the Pledged Collateral so long as Target Company or Pledgor shall, at their option, (i) add the proceeds of such Transfer to the Pledged Collateral or (ii) promptly pledge a first priority security interest in one or more Reserve Equity Interests that have an Aggregate Value equal to or greater than the value of such proceeds, provided, however, (x) no replacement collateral shall be required unless the Aggregate Value of the then-remaining Pledged Collateral decreases below an amount that is equal to three (3) times the Investment Amount and (y) any such Reserve Equity Interests used as replacement collateral shall be subject to the Pledgee’s prior approval (not to be unreasonably withheld or delayed).

(d) Modification of Agreements.  The Pledgor will not, without the prior written consent of the Pledgee, execute any document or instrument or take any other action of any kind which may, in the sole judgment of the Pledgee, impair the value of the Pledged Collateral, except as expressly permitted in Section 2(b) or Section 4(c).

(e) Further Assurances.  The Pledgor will at its sole cost and expense, perform all acts and execute all documents requested by the Pledgee from time to time to evidence, perfect, maintain or enforce the Pledgee’s first priority security interest granted herein or otherwise in furtherance of the provisions of this Agreement.

(f) Enforceability; No Consent.  This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms.  Except as provided for in Schedule 1, no consent of any other person (including, without limitation, equity holders and creditors of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than the filing of financing and continuation of statements under the UCC in order to perfect and maintain the perfection of a security interest in that portion of the Pledged Collateral constituting general intangibles) or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

(g) Power and Authority; No Violation.  The Pledgor has the limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement does not and will not (A) conflict with or result in any material breach or contravention of, or result in the creation of any lien under, any document evidencing any material contractual obligation to which the Pledgor is a party or any order, injunction, writ or decree to which the Pledgor is subject; or (B) violate any material requirement of law in any material respect.

5. Nature of Security Interest.  It is the intent of the parties that the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment, performance and observance of the Obligations, subject to any filings or actions required pursuant to the UCC.

6. Voting Rights and Certain Payments.

(a) So long as no Event of Default (as defined in paragraph 10 hereof) shall have occurred and be continuing, the Pledgor shall have the right to exercise, as it deems necessary, but in a manner in the sole judgment of the Pledgee not inconsistent with the terms hereof or of the Obligations, the voting power with respect to the Pledged Collateral, and for that purpose the Pledgee shall (if any Pledged Equity Interests shall be registered in the name of the Pledgee or its nominee) execute or cause to be executed from time to time, at the expense of the Pledgor, such proxies or other instruments in favor of the Pledgor or his/her nominee, in such form and for such purposes as shall be reasonably required by the Pledgor to enable him/her to exercise such voting power with respect to the Pledged Equity Interests.

(b) If an Event of Default has occurred and is continuing, all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights, paid, issued or distributed from time to time in respect of the Pledged Collateral will, within three (3) business days of the receipt thereof by the Pledgor, be paid over to the Pledgee for inclusion in the Pledged Collateral or distribution to the Pledgee for application to the Obligations in the manner determined by the Pledgee in its sole discretion.  To the extent such consideration in respect of the Pledged Collateral would otherwise be paid by the Pledgee or any of its affiliates to the Pledgor, the Pledgee reserves the right to retain such consideration to be included in the Pledged Collateral or to be applied to and offset against the amount owed by the Pledgor.

(c) All dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of subparagraph (b) above shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

7. Voting Rights After Default.  Upon the occurrence and during continuance of any Event of Default, all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights which he/she would otherwise be entitled to exercise pursuant to paragraph 6(a) hereof shall cease, and thereupon the Pledgee shall be entitled to exercise all voting power with respect to the Pledged Equity Interests.

8. Expenses.  The Pledgor will upon demand pay the Pledgee for any sums, costs and expenses which the Pledgee may pay or incur pursuant to the provisions of this Agreement or in defending, protecting or enforcing this Agreement or the security interest granted herein or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to court costs, collection charges and reasonable attorneys’ fees, all of which, together with interest thereon shall be part of the Obligations and be payable on demand.

9. Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, the Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies on default of a secured party under the UCC (whether or not applicable to the affected Pledged Collateral) and may also, without obligation, resort to other security, and may at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all rights, title and interest, claim and demand therein and right of redemption thereof, on any broker’s board or on any securities exchange on which the Pledged Collateral or any of them may be listed, or at private or public sale, for cash, upon credit or for future delivery, and in connection therewith the Pledgee may grant options, the Pledgor hereby waiving and releasing any and all equity or right of redemption.

(b) If any of the Pledged Collateral is sold by the Pledgee upon credit or future delivery, the Pledgee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Pledgee may resell such Pledged Collateral.  In no event shall the Pledgor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment thereof has actually been received by the Pledgee.

(c) The Pledgee may purchase any Pledged Collateral at any public sale and the Pledgee may purchase such Pledged Collateral at private sale, and in each case may make payment therefor by any means, including, without limitation, by setoff or release or discharge of Obligations in lieu of cash payment.

(d) The Pledgee may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of selling the Pledged Collateral, to reasonable attorneys’ fees and all legal and other expenses which may be incurred by the Pledgee in attempting to collect the Obligations or enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Obligations in such order and as to principal or interest as the Pledgee may desire; and the Pledgor shall remain liable and will pay the Pledgee on demand any deficiency remaining, which together with interest thereon as specified in paragraph 19 hereof, shall be part of the Obligations and be payable on demand, with any surplus to be paid to the Pledgor, subject to any duty of the Pledgee to the holder of any subordinate security interest in the Pledged Collateral known to the Pledgee.

(e) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or in applicable “Blue Sky” or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged or agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  The Pledgor agrees that any such Pledged Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale.  The Pledgee shall have no obligation to delay the sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral, even if such issuer would agree, to register such Pledged Collateral for public sale under the Securities Act of 1933, as now or hereafter in effect.  The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(f) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market; otherwise the Pledgee shall give the Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived.

(g) The Pledgee shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given.  The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(h) The remedies provided herein in favor of the Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Pledgee existing at law or in equity.

10. Event of Default.  The term “Event of Default”, as used in this Agreement, shall mean (a) a “Series B Preferred Stock Breach” under, and as set forth in, Section 8(a) of the Certificate of Designation or (b) the failure by the Pledgor to perform any of its obligations under this Agreement and, in the case of (a) or (b), such breach or failure is not cured within ten (10) days of written notice from Pledgee to Pledgor and the Target Company.

11. Rights and Remedies Not Waived.  No act, omission or delay by the Pledgee shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Pledgee of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

12. The Pledgee May Perform.  If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be Obligations secured hereby and shall be payable by the Pledgor under paragraph 8 hereof.

13. Care of Pledged Collateral.  The Pledgee shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession.  With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Pledged Collateral (herein called “events”), the Pledgee’s duty shall be fully satisfied if (a) the Pledgee exercises reasonable care to ascertain the occurrence and to give reasonable notice to the Pledgor of any events applicable to any Pledged Collateral which are registered and held in the name of the Pledgee or its nominee, (b) the Pledgee gives the Pledgor reasonable notice of the occurrence of any events, of which the Pledgee has received actual knowledge, as to any collateral which is in bearer form or are not registered and held in the name of the Pledgee or its nominee (the Pledgor agreeing to give the Pledgee reasonable notice of the occurrence of any events applicable to any collateral in the possession of the Pledgee of which the Pledgor has received knowledge), and (c) in the exercise of its sole discretion (i) the Pledgee endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (ii) if the Pledgee determines that the action requested might adversely affect the value of the Pledged Collateral as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Pledgee, the Pledgee gives reasonable notice to the Pledgor that any such requested action will not be taken and if the Pledgee makes such determination or if the Pledgor fails to make such timely request, the Pledgee takes such other action as it deems advisable in the circumstances.  Except as hereinabove specifically set forth, the Pledgee shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Pledgee of any internal procedures with respect to any securities in its possession.  Except for any claims, causes of action or demands arising out of the Pledgee’s failure to perform its agreements set forth in this paragraph, the Pledgor releases the Pledgee from any claims, causes of action and demands at any time arising out of or with respect to this Pledge, the Pledged Collateral and/or any actions taken or omitted to be taken by the Pledgee with respect thereto, and the Pledgor hereby agrees to hold the Pledgee harmless from and with respect to any and all such claims, causes of action and demands.

14. Power of Attorney.  Upon the occurrence of an Event of Default, the Pledgor hereby appoints the Pledgee as the Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof.  Without limiting the generality of the foregoing, the Pledgee shall have the right and power to (a) receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, (b) to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Equity Interests, and (c) permit, support, and facilitate the replacement of the Pledged Collateral by Target Company.

15. Governing Law; Jurisdiction; Service of Process.  This Agreement shall be governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, the Pledgor hereby consents to the sole and exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on Pledgor anywhere in the world, whether within or without the State of New York.

16. Address for Notices.  All notices and other communications provided for hereunder shall be in writing and shall be sent to the address specified, and in the manner provided, in the Purchase Agreement.

17. Amendments and Modifications.  No provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Agreement and to such provision and executed by the party to be charged.

18. Continuing Pledge Agreement; Release.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until (i) the Target Company has acquired 75% of the Pledgor’s current ownership interests in the aggregate in the entities that make up the Reserved Equity Interests and the Pledged Collateral, or (ii) 75% of the shares of Preferred Stock owned by the Pledgee have been converted into the Target Company’s common stock or have been redeemed by the Pledgee, provided, however, that, if at any time all or any part of any payment theretofore applied by the Pledgee to any of the Obligations is or must be rescinded or returned or restored for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Pledgor), such Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded, restored or returned, be deemed to have continued in existence, notwithstanding such application, and this Agreement (including the security interest granted herein in the Pledged Collateral) shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Pledgee had not been made, (b) be binding upon the Pledgor, its successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by the Pledgee, and its successors, transferees and assigns.  Subject to the proviso contained in clause (a) of the preceding sentence, upon termination of this Agreement, the security interest granted hereby shall terminate and all rights to the Pledged Collateral and Reserve Equity Interest shall revert to the Pledgor or the owner of such collateral.  Upon any such termination, the Pledgee will return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor, at the sole expense of the Pledgor, such documents as the Pledgor shall reasonably request to evidence such termination.

19. Interest.  Upon the occurrence of an Event of Default, all amounts payable from time to time by the Pledgor hereunder shall bear interest at the highest interest rate applicable at such times to amounts outstanding under this Agreement or the Preferred Stock, except that such rate shall not exceed the rate of interest permitted to be charged to the Pledgor under applicable law.

20. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed signature page hereto.

21. WAIVER OF JURY TRIAL.  THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.

22. Schedules.  The Pledgee is authorized to annex hereto any schedules referred to herein.

23. Acknowledgment of Receipt.  The Pledgor acknowledges receipt of a copy of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Pledgor and Target Company have duly executed or caused this Agreement to be duly executed as of the date first above set forth.

ROKK3R LABS LLC By /s/ Juan Montoya Name: Juan Montoya Title: COO Address: 2121 NW 2nd Ave #203 Miami, FL 33127 Email Address:

ROKK3R INC. By /s/ Nabyl Charania Name: Nabyl Charania Title: CEO Address: 2121 NW 2nd Ave #203 Miami, FL 33127 Email Address:

SCHEDULE 1

Description of Pledged Equity Interests

Company Name	Description of Pledgor’s Ownership Interest / % Ownership	Aggregate Value of Ownership Interest	Required Consent

Admobilize, LLC.	811,373 of Class A units that represent 2.8978% of total equity.	$809,200	Attached

SoStereo Music Group LLC.	2,400 of units that represent 8.59% of total equity.	$601,300	Attached

Hyp3r Inc.	593,098 of common stock that represent 2.7215% of the total equity on a fully diluted basis.	$1,424,805	Attached

Jinglz, Inc.	1,000,000 of Class B Common Shares that represent 9.39% of the equity.	$1,502,400	Attached

Scale.IT LLC.	100% of the units.	$5,900,000	Attached

10XU Inc.	10,000,000 Common Shares that represent 100% of the total equity.	$5,900,000	Attached

SCHEDULE 2

Reserve Equity Interests

Company Name	Jurisdiction	Pledgor’s % Ownership	Aggregate Value of Ownership Interest

Admobilize, LLC.	Florida	2.8978%	$809,200
Boatyard Inc.	Delaware	1.77%	$70,800
FittingRoom Social Inc.[1]	Delaware	60.00%	$3,540,000
Good World Games, Inc.	Delaware	0.44%	$25,960
Voike Inc.	Florida	8.50%	$1,020,000
Gada Inc.	Delaware	10%	$590,000
Hotswitch LLC.	Florida	5.47%	$344,610
Plarity Inc.[1]	Delaware	100.00%	$5,900,000
SoStereo Music Group LLC.	Florida	8.59%	$601,300
Hyp3r Inc.	Delaware	2.72%	$1,424,805
Uniko Inc.	Delaware	7.00%	$455,000
Jinglz, Inc.	Florida	9.39%	$1,502,400
Oye Marco SAS[2]	Colombia	97.50%	$5,752,500
Play & Earn Inc.	Delaware	4.32%	$432,000
Pensive Ventures Inc.	Delaware	12.00%	$708,000
EXO Works Inc	Delaware	1.00%	$59,000
Urpin Limited	Hong Kong	7.00%	$413,000
Promodoro XL.com Ltd	United Kingdom	15.00%	$450,000
Bizu LLC	Delaware	1.00%	$25,000
Emerge.me LLC	Connecticut	20.00%	$1,700,000
The Hairport App Ltd.	United Kingdom	7.50%	$225,000
Go Train Applications Ltd.	United Kingdom	10.00%	$300,000
Uchooz Ltd.[3]	United Kingdom	15.00%	$450,000
Scale.IT LLC.		100.00%	$5,900,000
10XU Inc.		100.00%	$5,900,000
Joule.AI Inc	Delaware	10.00%	$590,000
Emoquo Ltd.	United Kingdom	3.00%	$90,000
Giddy Ltd.[4]	United Kingdom	100.00%	$3,000,000
Zingo Inc.	Delaware	20.00%	$240,000
Cytrust Inc.	Florida	26.00%	$234,000
FleetFlex Inc.	Delaware	12.00%	$144,000

_______________________

1 The intellectual property of  FittingRoom Social Inc. and Plarity Inc. was transferred to Rokk3r Inc. on December 26, 2017 by means of the Asset and Intellectual Property Contribution and Assignment Agreement between Rokk3r Labs LLC. and Rokk3r Inc. (f.k.a Eight Dragons Company). [Form 8-K filed on January 2, 2018]

2 Pledgor owns 100% of Rokk3r Labs SAS, a Colombian entity that in turn owns 97.5% of Oye Marco SAS.

3 Uchooz Ltd. was dissolved on August 8, 2017 and Pledgor currently owns the intellectual property.

4 Giddy Ltd. was dissolved on February 2, 2018 and Pledgor currently owns the intellectual property.